EXHIBIT 10.24
AMENDMENT No. 2 TO THE
CASTLE BRANDS INC.
2003 STOCK INCENTIVE PLAN
     THIS AMENDMENT No. 2 (the “Amendment”), is made as of this 21st day of January, 2009 to the Castle Brands Inc. (the “Corporation”) 2003 Stock Incentive Plan (the “Plan”).
     WHEREAS, the Corporation did establish the Plan, effective as of August 8, 2003 and as amended February 17, 2004; and
     WHEREAS, on October 28, 2008, the Board of Directors of the Corporation adopted resolutions to amend the Plan, pursuant to Section 10 thereof and subject to approval by the stockholders of the Corporation, to increase the number of shares available to be granted thereunder from two million to 12 million and to establish the maximum number of shares issuable to any one individual in any particular year; and
     WHEREAS, on January 21, 2009, the stockholders of the Corporation approved the amendments to the Plan.
     NOW, THEREFORE, as of the date of this Amendment, the Plan shall be, and hereby is, amended as follows:
     1. Section 4.1 of the Plan is amended and restated in its entirety to read as follows:
     “4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 12,000,000. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. The maximum number of shares of Stock issuable under the Plan to any one individual in a calendar year shall not exceed 2,500,000 Shares. Shares of Stock reserved and available for distribution under the Plan shall be subject to further adjustment as provided below.”
     2. In all other respects, the Plan shall remain unchanged by the Amendment.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first written above.

CASTLE BRANDS INC.
By:	/s/ Mark Andrews
	Name:	Mark Andrews
	Title:	Chairman

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